Exhibit 99.1

The ONE Group Reports First Quarter 2026 Financial Results

Total GAAP Revenues Grew Year Over Year

Owned Restaurant Cost of Sales as a Percent of Owned Restaurant Net Revenue Improved to 19.4% from 20.8%

Operating Income Increased 30%, Adjusted EBITDA* Increased 12%

Capital Expenditures, Net of Tenant Improvement Allowances, Reduced 23% Year-Over-Year as Company Prioritizes Capital-Efficient Growth and Free Cash Flow Generation

Denver, CO – (BUSINESS WIRE) – May 6, 2026 – The ONE Group Hospitality, Inc. (“The ONE Group” or the “Company”) (Nasdaq: STKS) today reported its financial results for the first quarter ended March 29, 2026.

Highlights for the first quarter 2026 compared to the same quarter in 2025 are as follows:

●	Total GAAP revenues increased 0.8% to $212.8 million from $211.1 million
●	Consolidated comparable sales** decreased 0.3%, based on the same number of days year over year
●	GAAP net income attributable to The ONE Group Hospitality, Inc. increased to $3.2 million from $1.0 million
●	Restaurant Operating Profit*** increased by 100 basis points to 19.1% of owned restaurant net revenue, excluding Grill Concepts restaurants closed, from 18.1%
●	Adjusted EBITDA* attributable to The ONE Group Hospitality, Inc. increased 12.1% to $28.8 million from $25.7 million

“Our first quarter demonstrates strong continued momentum. We achieved positive comparable sales for the second quarter in a row at our flagship STK brand and saw substantial expansion in restaurant margins. STK’s 1.4% comparable sales growth and Benihana’s stable performance highlight the resilience of our distinctive Vibe Dining experience in a challenging consumer market. Our focused operational improvements - including food and beverage cost controls, menu refinement, integration synergies, and supply chain optimization - delivered a 100 basis point margin improvement overall. This is driven by impressive gains of 280 basis points at STK and 130 basis points at Benihana. With beef pricing secured through September 2026 and a strong operational foundation in place, we are confident in our ability to deliver on our full-year 2026 financial guidance,” said Emanuel “Manny” Hilario, President and CEO of The ONE Group.

“Our focus remains on strategic portfolio optimization and capital-efficient growth. In the first quarter, we generated $21.7 million in operating cash flow, reduced debt by $9.1 million, including eliminating our revolving facility balance entirely, and reduced capital expenditures by 23% year-over-year. We are on track to complete five Grill Concepts conversions by year-end, with our initial Scottsdale conversion achieving a 4x return on investment. Our asset-light expansion approach continues to gain traction, exemplified by our largest franchise agreement to date – our previously announced ten-unit deal for Benihana and Benihana Express restaurants in the San Francisco Bay Area,” Hilario concluded.

Strategic Portfolio Optimization

Grill Concepts Rationalization:

●	Closed six underperforming Grill locations in 2025 and one in 2026
●	Temporarily closed three Kona Grill restaurants and two RA Sushi restaurants in January 2026 for conversion to Benihana or STK formats by the end of 2026
●	Conversion economics: approximately $1.0 to $1.5 million, net per conversion with a one-year payback
●	Expected outcome: 100% profitable Grill portfolio with enhanced margins

Capital Efficiency Focus:

●	Prioritizing asset-light and conversion-driven growth
●	Targeting new company-owned openings averaging $1.5 million, net or less in build-out costs
●	Significant reduction in discretionary capital expenditures to strengthen balance sheet
●	Advancing existing pipeline of approximately 12 signed leases with limited new signings

2026 Restaurant Development

Restaurant	Location	Date
Owned Kona Grill (relocation)	San Antonio, Texas	January 2026
Converted franchised Benihana to owned	Monterey, California	February 2026
Converted a franchised Benihana Express to owned	Miami, Florida	March 2026

2026 Restaurant Development and Pipeline

Currently Under Construction (3 locations):

●	Owned STK restaurant in Phoenix, Arizona
●	Owned STK restaurant in New York, New York (relocation of an existing STK restaurant)
●	Owned Benihana restaurant in Seattle, Washington

Asset-Light Expansion Highlights:

●	Ten-restaurant franchise development agreement for Benihana/Benihana Express in Greater San Francisco Bay Area, California that accelerates West Coast expansion while maintaining capital discipline
●	Two-restaurant commitment for a franchised Benihana and a licensed Benihana Express in the Florida Keys in partnership with experienced operator to ensure quality execution

Liquidity

As of March 29, 2026, the Company held $17.9 million in cash and short-term credit card receivables and had $33.7 million available under its revolving credit facility, or a total of $51.6 million in short term liquidity. Under the current conditions, the Company’s credit facility does not have any financial covenants.

2026 Financial Targets

The Company is introducing the following second quarter financial targets and reiterating its full year financial targets, reflecting the benefits of portfolio optimization, operational improvements, and continued Benihana integration synergies.

Financial Results and Other Select Data US$s in millions	Q2 2026 Guidance June 28, 2026	2026 Guidance December 27, 2026
Total GAAP revenues	$202 to $206	$840 to $855
Consolidated comparable sales	1% to 2%	1% to 3%
Managed, license and franchise fee revenues	$3 to $4	$14 to $15
Total owned operating expenses as a percentage of owned restaurant net revenue	81% to 82%	82% to 83%
Consolidated total G&A, excluding stock-based compensation	$13 to $14	Approx. $53
Consolidated Adjusted EBITDA(1)	$24 to $26	$100 to $110
Consolidated restaurant pre-opening expenses	$1 to $2	$5 to $6
Consolidated effective income tax rate		10% to 20%
Consolidated total capital expenditures, net of allowances received by landlords		$38 to $42
Consolidated number of new system-wide venues		6 to 10 new venues

(1) We have not reconciled guidance for Consolidated Adjusted EBITDA to the corresponding GAAP financial measure because we do not provide guidance for the various reconciling items. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted since these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measure are not available without unreasonable effort.

Conference Call and Webcast

Emanuel “Manny” Hilario, President and Chief Executive Officer, and Nicole Thaung, Chief Financial Officer, will host a conference call and webcast today at 4:30 PM Eastern Time.

The conference call can be accessed live over the phone by dialing 201-389-0908. A replay will be available after the call and can be accessed by dialing 412-317-6671; the passcode is 13759769. The replay will be available until Wednesday, May 20, 2026.

The webcast can be accessed from the Investor Relations tab of The ONE Group’s website at www.togrp.com under “News / Events.”

About The ONE Group

The ONE Group Hospitality, Inc. (Nasdaq: STKS) is an international restaurant company that develops and operates upscale and polished casual, high-energy restaurants and lounges and provides hospitality management services for hotels, casinos and other high-end venues both in the U.S. and internationally. The ONE Group is recognized as one of “America’s Greatest Companies” (Newsweek, 2025), and Benihana is honored as one of ”America’s Best Brands for Value” (Forbes, 2025). The ONE Group’s focus is to be the global leader in Vibe Dining, and its primary restaurant brands and operations are:

●	STK, a modern twist on the American steakhouse concept with restaurants in major metropolitan cities in the U.S., Europe and the Middle East, featuring premium steaks, seafood and specialty cocktails in an energetic upscale atmosphere.
●	Benihana, an interactive dining destination with highly skilled chefs preparing food right in front of guests and served in an energetic atmosphere alongside fresh sushi and innovative cocktails. The Company franchises Benihanas in the U.S., Caribbean, Central America, and South America.
●	Samurai, an interactive dining experience located in sunny Miami, FL, provides a distinctive dining experience where skilled personal chefs masterfully perform the ancient art of teppanyaki right before your eyes.
●	Kona Grill, a polished casual, bar-centric Grill concept with restaurants in the U.S., featuring American favorites, award-winning sushi, and specialty cocktails in an upscale casual atmosphere.
●	Salt Water Social is your gateway to the seven seas, featuring an array of signature and unique fresh seafood items, complemented by the highest quality beef dishes and elegant, delicious cocktails.
●	Benihana Express, a small footprint casual concept showcasing the best of Benihana but without teppanyaki tables or bar.
●	RA Sushi, a Japanese cuisine concept that offers a fun-filled, bar-forward, upbeat, and vibrant dining atmosphere with restaurants in the U.S. anchored by creative sushi, inventive drinks, and outstanding service.
●	ONE Hospitality, The ONE Group’s food and beverage hospitality services business develops, manages and operates premier restaurants and turnkey food and beverage services within high-end hotels and casinos currently operating venues in the U.S. and Europe.

Additional information about The ONE Group can be found at www.togrp.com.

Non-GAAP Definitions

We have evolved our definition of non-GAAP financial measures starting in Q4 2025. We use certain non-GAAP measures in analyzing operating performance and believe that the presentation of these measures provides investors and analysts with information that is beneficial to gaining an understanding of the Company's financial results. Non-GAAP disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP.

We exclude items management does not consider in the evaluation of its ongoing core operating performance from Adjusted EBITDA. Starting in Q4 2025, the Adjusted EBITDA attributable to closed Grill Concepts restaurants is excluded from Adjusted EBITDA. Reconciliations of these non-GAAP measures are included under “Reconciliation of Non-GAAP Measures” in this press release.

* We define Adjusted EBITDA as net income (loss) before interest expense, provision for income taxes, depreciation and amortization, stock-based compensation, lease termination and restaurant closure expenses, transition and integration expenses, transaction and exit costs, non-cash rent, non-cash impairment loss, non-recurring gains and losses, certain transactional and exit costs, loss on early debt extinguishment, and the Adjusted EBITDA attributable to the Grill Concepts restaurants closed. Adjusted EBITDA has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. Refer to the reconciliation of Net income (loss) to Adjusted EBITDA in this press release.

** Comparable sales represent total U.S. food and beverage sales at owned and managed units, a non-GAAP financial measure, opened for at least a full 24-months. This measure includes total revenue from our owned and managed locations. The Company monitors sales growth at its established restaurant base in addition to growth that results from restaurant acquisitions and new restaurant openings. Refer to the reconciliation of GAAP revenue to total food and beverage sales at owned and managed units in this press release.

*** We define Restaurant Operating Profit as owned restaurant net revenue minus owned restaurant cost of sales and owned restaurant operating expenses. Restaurant Operating Profit has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. Refer to the reconciliation of operating income to Restaurant Operating Profit in this press release.

Cautionary Statement on Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, including with respect to 2025 results, the impact of the Benihana Inc. acquisition, portfolio optimization, restaurant openings and 2026 financial targets. Forward-looking statements may be identified by the use of words such as “target,” “intend,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements, including but not limited to: (1) our ability to integrate the new or acquired restaurants into our operations without disruptions to operations; (2) our ability to capture anticipated synergies; (3) our ability to open new restaurants and food and beverage locations in current and additional markets, grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain employees; (4) factors beyond our control that affect the number and timing of new restaurant openings, including weather conditions and factors under the control of landlords, contractors and regulatory and/or licensing authorities; (5) our ability to successfully improve performance and cost, realize the benefits of our marketing efforts and achieve improved results as we focus on developing new management and license deals; (6) changes in applicable laws or regulations; (7) the possibility that The ONE Group may be adversely affected by other economic, business, and/or competitive factors, including economic downturns; (8) the impact of actual and potential changes in immigration policies, including potential labor shortages; (9) the potential impact of the imposition of tariffs, including increases in food prices and inflation and any resulting negative impacts on the macro-economic environment; (10) the impact of international conflicts on macroeconomic conditions; (11) risks related to our development and franchise partners; and (12) other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed for the year ended December 31, 2025 and Quarterly Reports on Form 10-Q.

Investors are referred to the most recent reports filed with the Securities and Exchange Commission by The ONE Group Hospitality, Inc. Investors are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Investors:

ICR

Michelle Michalski or Raphael Gross

(646) 277-1224

Michelle.Michalski@icrinc.com

Media:

ICR

Seth Grugle

(646) 277-1272

seth.grugle@icrinc.com

THE ONE GROUP HOSPITALITY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except income per share and related share information)

	For the three periods ended March 29,	For the three periods ended March 30,
	2026	2025
Revenues:
Owned restaurant net revenue	$209,292	$207,398
Management, license, franchise and incentive fee revenue	3,524	3,731
Total revenues	212,816	211,129
Cost and expenses:
Owned operating expenses:
Owned restaurant cost of sales	40,534	43,120
Owned restaurant operating expenses	129,036	128,775
Total owned operating expenses	169,570	171,895
General and administrative (including stock-based compensation of $1,134 and $1,632 for the three periods ended March 29, 2026 and March 30, 2025, respectively	15,022	13,091
Depreciation and amortization	10,405	9,829
Lease termination and restaurant closure expenses	1,965	71
Pre-opening expenses	1,471	1,681
Transition and integration expenses	466	3,719
Transaction costs	—	69
Other expenses	20	45
Total costs and expenses	198,919	200,400
Operating income	13,897	10,729
Other expenses, net:
Interest expense, net of interest income	9,746	9,822
Total other expenses, net	9,746	9,822
Income before provision for income taxes	4,151	907
Provision for income taxes	1,162	285
Net income	2,989	622
Less: net loss attributable to noncontrolling interest	(213)	(353)
Net income attributable to The ONE Group Hospitality, Inc.	$3,202	$975
Series A Preferred Stock paid-in-kind dividend and accretion	(9,395)	(7,591)
Net loss available to common stockholders	$(6,193)	$(6,616)

Net loss per common share:
Basic	$(0.20)	$(0.21)
Diluted	$(0.20)	$(0.21)

Weighted average common shares outstanding:
Basic	31,282,911	31,045,156
Diluted	31,282,911	31,045,156

The following table sets forth certain statements of operations data as a percentage of total revenues for the periods indicated. Certain percentage amounts may not sum to total due to rounding.

	For the three periods ended March 29,	For the three periods ended March 30,
	2026	2025
Revenues:
Owned restaurant net revenue	98.3%	98.2%
Management, license, franchise and incentive fee revenue	1.7%	1.8%
Total revenues	100.0%	100.0%
Cost and expenses:
Owned operating expenses:
Owned restaurant cost of sales (1)(2)	19.4%	20.8%
Owned restaurant operating expenses (1)	61.7%	62.1%
Total owned operating expenses (1)	81.0%	82.9%
General and administrative (including stock-based compensation of 0.5% and 0.8% for the three periods ended March 29, 2026 and March 30, 2025, respectively)	7.1%	6.2%
Depreciation and amortization	4.9%	4.7%
Lease termination and restaurant closure expenses	0.9%	0.0%
Pre-opening expenses	0.7%	0.8%
Transition and integration expenses	0.2%	1.8%
Transaction costs	—%	0.0%
Other expenses	0.0%	0.0%
Total costs and expenses	93.5%	94.9%
Operating income	6.5%	5.1%
Other expenses, net:
Interest expense, net of interest income	4.6%	4.7%
Total other expenses, net	4.6%	4.7%
Income before provision for income taxes	2.0%	0.4%
Provision for income taxes	0.5%	0.1%
Net income	1.4%	0.3%
Less: net loss attributable to noncontrolling interest	(0.1)%	(0.2)%
Net income attributable to The ONE Group Hospitality, Inc.	1.5%	0.5%

(1)	These expenses are shown as a percentage of owned restaurant net revenue.
(2)	Owned restaurant cost of sales as a percent of owned restaurant net revenue has improved year over year since the acquisition of Benihana in 2024, as noted in the table below.
	For the three periods ended March 29,	For the year ended December 28,	For the year ended December 31,
	2026	2025	2024
Owned restaurant cost of sales	19.4%	20.1%	21.0%

THE ONE GROUP HOSPITALITY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands, except share information)

	March 29,	December 28,
	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$6,121	$4,168
Credit card receivable	11,825	19,480
Restricted cash and cash equivalents	499	499
Accounts receivable	11,011	15,389
Inventory	9,409	9,839
Other current assets	7,608	7,521
Total current assets	46,473	56,896

Property and equipment, net	281,291	278,195
Operating lease right-of-use assets	253,592	253,228
Goodwill	155,783	155,783
Intangibles, net	128,939	128,988
Other assets	8,910	8,852
Security deposits	2,220	2,254
Total assets	$877,208	$884,196

LIABILITIES, SERIES A PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$33,612	$36,633
Accrued payroll expenses	21,780	19,286
Accrued expenses	44,913	46,356
Current portion of operating lease liabilities	13,839	13,803
Deferred gift card revenue and other	5,414	6,819
Current portion of long-term debt	9,432	9,302
Other current liabilities	1,188	1,017
Total current liabilities	130,178	133,216

Long-term debt, net of current portion, unamortized discount and debt issuance costs	325,575	334,013
Operating lease liabilities, net of current portion	294,683	293,985
Other long-term liabilities	6,221	6,319
Deferred tax liabilities, net	5,187	5,187
Total liabilities	761,844	772,720

Commitments and contingencies (Note 16)

Series A preferred stock, $0.0001 par value, 160,000 shares authorized; 160,000 issued and outstanding at March 29, 2026 and December 28, 2025	200,698	191,303

Stockholders’ deficit:
Common stock, $0.0001 par value, 75,000,000 shares authorized; 34,786,350 issued and 31,506,361 outstanding at March 29, 2026 and 34,520,226 issued and 31,242,344 outstanding at December 28, 2025	3	3
Preferred stock, other than Series A preferred stock, $0.0001 par value, 9,840,000 shares authorized; no shares issued and outstanding at March 29, 2026 and December 28, 2025	—	—
Treasury stock, at cost, 3,402,881 shares at March 29, 2026 and December 28, 2025	(19,308)	(19,308)
Additional paid-in capital	31,242	39,712
Accumulated deficit	(90,014)	(93,216)
Accumulated other comprehensive loss	(3,055)	(3,029)
Total stockholders’ deficit	(81,132)	(75,838)
Noncontrolling interests	(4,202)	(3,989)
Total deficit	(85,334)	(79,827)
Total liabilities, Series A preferred stock and stockholders' deficit	$877,208	$884,196

Reconciliation of Non-GAAP Measures

We prepare our financial statements in accordance with generally accepted accounting principles (GAAP). In this press release, we also make references to the following non-GAAP financial measures: total food and beverage sales at owned and managed units, Adjusted EBITDA, Restaurant Operating Profit and Restaurant EBITDA.

Total food and beverage sales at owned and managed units. Total food and beverage sales at owned and managed units represents our total revenue from our owned operations as well as the revenue reported to us with respect to sales at our managed locations, where we earn management and incentive fees. We believe that this measure represents a useful internal measure of performance as it identifies total sales associated with our brands and hospitality services that we provide. Accordingly, we include this non-GAAP measure so that investors can review financial data that management uses in evaluating performance, and we believe that it will assist the investment community in assessing performance of restaurants and other services we operate, whether or not the operation is owned by us. However, because this measure is not determined in accordance with GAAP, it is susceptible to varying calculations and not all companies calculate these measures in the same manner. As a result, this measure as presented may not be directly comparable to a similarly titled measure presented by other companies. This non-GAAP measure is presented as supplemental information and not as an alternative to any GAAP measurements. The following table includes a reconciliation of our GAAP revenue to total food and beverage sales at our owned and managed units (in thousands):

	For the three periods ended March 29,	For the three periods ended March 30,
	2026	2025
	(unaudited)	(unaudited)
Owned restaurant net revenue (1)	$209,292	$207,398
Management, license and incentive fee revenue	3,524	3,781
GAAP revenues	$212,816	$211,129

Food and beverage sales from managed units (1)	31,209	33,803

Total food and beverage sales at owned and managed units	$240,501	$241,201

(1)	Components of total food and beverage sales at owned and managed units

The following table presents a reconciliation of Owned restaurant net revenue for the periods ended March 30, 2025 to the three periods ended March 29, 2026 (in thousands):

Owned restaurant net revenue for the three periods ended March 30, 2025	$207,398
Decrease in sales for Grill Concepts restaurants closed(1)	(8,131)
Decrease in sales due to the elimination of auto-gratuities(2)	(1,269)
Increase in sales due to fiscal calendar shift(3)	8,291
Other changes in sales(4)	3,003
Owned restaurant net revenue for the three periods ended March 29, 2026	209,292

(1)	Grill Concepts restaurants closed are comprised of Owned restaurant net revenue from Grill Concepts closed prior to March 29, 2026.
(2)	The elimination of auto-gratuities has no impact on net income attributable to The ONE Group Hospitality, Inc. or Adjusted EBITDA attributable to The ONE Group Hospitality, Inc. as the associated expense in Owned restaurant operating expenses was also eliminated.
(3)	On January 1, 2025, the Company transitioned from a calendar-based fiscal year to a 52/53-week fiscal year. The Company’s first quarter of 2026 was the 91-day period of December 29, 2025 through March 29, 2026 compared to the first quarter of 2025 which was the 89-day period of January 1, 2025 through March 30, 2025. The first quarter of 2026 included New Years Eve while the first quarter of 2025 did not include New Years Eve.
(4)	Other changes in sales is comprised of sales generated by new restaurant openings and the change in same store sales.

The following table presents the elements of the quarterly and annual Same Store Sales measure for 2025 and 2026:

	2025 vs. 2024					2026 vs. 2025
	Q1	Q2	Q3	Q4	YTD	Q1
US STK Owned Restaurants	(2.3)%	(4.9)%	(6.2)%	(0.7)%	(3.4)%	(0.1)%
US STK Managed Restaurants	(12.7)%	(9.5)%	(4.7)%	4.2%	(4.6)%	8.1%
US STK Total Restaurants	(3.6)%	(6.0)%	(5.8)%	0.3%	(3.7)%	1.4%
Benihana Owned Restaurants	0.7%	0.4%	(4.0)%	(0.4)%	(0.8)%	—%
Grill Concepts Core Owned Restaurants	(13.3)%	(14.0)%	(10.8)%	(8.1)%	(11.6)%	(4.9)%
Grill Concepts Non-Core Owned Restaurants	(15.1)%	(17.3)%	(18.0)%	(16.5)%	(16.5)%	(13.1)%
Grill Concepts Total Owned Restaurants	(13.7)%	(14.6)%	(11.8)%	(9.4)%	(12.5)%	(5.3)%
Combined Same Store Sales	(3.2)%	(4.1)%	(5.9)%	(1.8)%	(3.7)%	(0.3)%

Adjusted EBITDA. We define Adjusted EBITDA as net income before interest expense, provision for income taxes, depreciation and amortization, stock-based compensation, lease termination and restaurant closure expenses, transition and integration expenses, transaction costs, non-cash rent, non-cash impairment loss, non-recurring gains and losses, certain transactional and exit costs, loss on early debt extinguishment and the Adjusted EBITDA attributable to Grill Concepts restaurants closed. Not all the aforementioned items defining Adjusted EBITDA occur in each reporting period but have been included in our definitions of terms based on our historical activity. Adjusted EBITDA has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP.

The following table presents a reconciliation of net loss to EBITDA and Adjusted EBITDA for the periods indicated (in thousands):

	For the three periods ended March 29,	For the three periods ended March 30,
	2026	2025
Net income attributable to The ONE Group Hospitality, Inc.	$3,202	$975
Net loss attributable to noncontrolling interest	(213)	(353)
Net income	2,989	622
Interest expense, net	9,746	9,822
Provision for income taxes	1,162	285
Depreciation and amortization	10,405	9,829
EBITDA	24,302	20,558
Stock-based compensation	1,134	1,632
Lease termination and restaurant closure expenses(1)	1,965	71
Transition and integration expenses	466	3,719
Transaction costs	—	69
Non-cash rent(2)	439	(1,120)
Grill Concepts restaurants closed(3)	181	457
Other expenses	20	45
Adjusted EBITDA	28,507	25,431
Adjusted EBITDA attributable to noncontrolling interest	(282)	(240)
Adjusted EBITDA attributable to The ONE Group Hospitality, Inc.	$28,789	$25,671

(1)	Lease termination and restaurant closure expenses are costs associated with closed locations which includes $0.5 million in non-cash expenses.
(2)	Non-cash rent expense is included in owned restaurant operating expenses, pre-opening expenses and general and administrative expense on the condensed consolidated statements of operations.
(3)	Grill Concepts restaurants closed are comprised of Adjusted EBITDA from Grill Concepts restaurants closed prior to March 29, 2026.

The following table presents a reconciliation of Owned restaurant net revenue, excluding net revenue of Grill Concepts restaurants closed prior to March 29, 2026 for the periods indicated (in thousands):

	For the three periods ended March 29,	For the three periods ended March 30,
	2026	2025
Owned restaurant net revenue	$209,292	$207,398
Grill Concepts restaurants closed owned restaurant net revenue	(340)	(8,471)
Owned restaurant net revenue, excluding Grill Concepts restaurants closed	208,952	198,927

Restaurant Operating Profit and Restaurant EBITDA. We define Restaurant Operating Profit as owned restaurant net revenue minus owned restaurant cost of sales and owned restaurant operating expenses. We define Restaurant EBITDA as Restaurant Operating Profit minus non-cash rent.

We believe Restaurant Operating Profit and Restaurant EBITDA are an important component of financial results because: (i) they are widely used metrics within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance, and (ii) we use Restaurant Operating Profit and Restaurant EBITDA as key metrics to evaluate our restaurant financial performance compared to our competitors. We use these metrics to facilitate a comparison of our operating performance on a consistent basis from period to period, to analyze the factors and trends affecting our business and to evaluate the performance of our restaurants.

The following table presents a reconciliation of Operating income to Restaurant Operating Profit and Restaurant EBITDA for the periods indicated (in thousands):

	For the three periods ended March 29,	For the three periods ended March 30,
	2026	2025
Operating income as reported	$13,897	$10,729
Management, license and incentive fee revenue	(3,524)	(3,731)
General and administrative	15,022	13,091
Depreciation and amortization	10,405	9,829
Lease termination and restaurant closure expenses	1,965	71
Pre-opening expenses	1,471	1,681
Transition and integration expenses	466	3,719
Transaction costs	—	69
Grill Concepts restaurants closed(1)	186	433
Other expenses	20	45
Restaurant Operating Profit, excluding Grill Concepts restaurants closed	$39,908	$35,936
Restaurant Operating Profit as a percentage of owned restaurant net revenue, excluding Grill Concepts restaurants closed(2)	19.1%	18.1%
Non-Cash Rent	(109)	(1,535)
Restaurant EBITDA	$39,799	$34,401
Restaurant EBITDA as a percentage of owned restaurant net revenue, excluding Grill Concepts restaurants closed(2)	19.0%	17.3%

(1)	Grill Concepts restaurants closed are comprised of Adjusted EBITDA from Grill Concepts closed prior to March 29, 2026.
(2)	Grill Concepts restaurants closed are comprised of Owned restaurant net revenue from Grill Concepts closed prior to March 29, 2026.

Restaurant Operating Profit by brand is as follows (in thousands):

	For the three periods ended March 29,	For the three periods ended March 30,
	2026	2025
STK restaurant operating profit (Company owned)	$12,973	$10,136
STK restaurant operating profit (Company owned) as a percentage of STK revenue (Company owned)	21.3%	18.5%
Benihana restaurant operating profit (Company owned)	$25,387	$22,886
Benihana restaurant operating profit (Company owned) as a percentage of Benihana revenue (Company owned)	21.1%	19.8%
Core Grill Concepts restaurant operating profit	$1,657	$3,054
Core Grill Concepts restaurant operating profit as a percentage of Core Grill Concepts revenue	6.3%	11.2%
Non-core Grill Concepts restaurant operating profit excluding Grill Concepts restaurants closed(1)	$(67)	$(196)
Non-core Grill Concepts restaurant operating profit as a percentage of Non-core Grill Concepts revenue, excluding Grill Concepts restaurants closed(2)	(5.4)%	(14.1)%

(1)	Grill Concepts restaurants closed are comprised of restaurant operating profit from Grill Concepts closed prior to March 29, 2026.
(2)	Grill Concepts restaurants closed are comprised of Owned restaurant net revenue from Grill Concepts closed prior to March 29, 2026.

Restaurant EBITDA by brand is as follows (in thousands):

	For the three periods ended March 29,	For the three periods ended March 30,
	2026	2025
STK restaurant EBITDA (Company owned)	$12,511	$9,695
STK restaurant EBITDA (Company owned) as a percentage of STK revenue (Company owned)	20.5%	17.7%
Benihana restaurant EBITDA (Company owned)	$25,755	$23,171
Benihana restaurant EBITDA (Company owned) as a percentage of Benihana revenue (Company owned)	21.4%	20.1%
Core Grill Concepts restaurant EBITDA	$1,607	$1,636
Core Grill Concepts restaurant EBITDA as a percentage of Core Grill Concepts revenue	6.1%	6.0%
Non-core Grill Concepts restaurant EBITDA excluding Grill Concepts restaurants closed(1)	$(32)	$(157)
Non-core Grill Concepts restaurant EBITDA as a percentage of Non-core Grill Concepts revenue, excluding Grill Concepts restaurants closed(2)	(2.6)%	(11.3)%

(1)	Grill Concepts restaurants closed are comprised of restaurant EBITDA from Grill Concepts closed prior to March 29, 2026.
(2)	Grill Concepts restaurants closed are comprised of Owned restaurant net revenue from Grill Concepts closed prior to March 29, 2026.